Exhibit 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that this Amendment No. 1 to Schedule 13D with respect to the beneficial ownership of the undersigned of shares of the common stock of Cresud Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: February 23, 2006


                          NEAD CORPORATION

                          BY: /s/ Joseph A. Orlando
                              -------------------------------------------------
                              Name: Joseph A. Orlando
                              Title: Vice President


                          LEUCADIA NATIONAL CORPORATION

                          BY: /s/ Joseph A. Orlando
                              -------------------------------------------------
                              Name: Joseph A. Orlando
                              Title: Vice President and Chief Financial Officer